EXHIBIT 99.2

CERTIFICATION OF

LON MCCAIN, CHIEF FINANCIAL OFFICER
OF WESTPORT RESOURCES CORPORATION

      This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10Q (the “Form 10Q”) for the quarter ended September 30, 2002 of Westport Resources Corporation (the “Issuer”).

      I, Lon McCain, the Chief Financial Officer of the Issuer certify that to the best of my knowledge:

(i) the Form 10Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii) the information contained in the Form 10Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

By:	/s/ LON MCCAIN
Name: Lon McCain,
Title: Chief Financial Officer

Dated: November 8, 2002.

Subscribed and sworn to before me
this 8th day of November, 2002.

Name: Kayla Sparks

Title:   Notary Public
My commission expires 1/16/06